UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

Eagle Point Income Company Inc.

(Exact name of Registrant as specified in its charter)

Delaware	811-23384	83-2197405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 202, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 340-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EIC	New York Stock Exchange
5.00% Series A Term Preferred Stock due 2026	EICA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2023, Eagle Point Income Company Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Eagle Point Income Management LLC, Eagle Point Administration LLC and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein, in connection with the issuance and sale of 1,130,500 shares (the “Offering”) of the Company’s 7.75% Series B Term Preferred Stock due 2028 (the “Series B Term Preferred Stock”). The closing of the Offering occurred on July 26, 2023, subject to customary closing conditions. The representative of the underwriters in the Offering may exercise an option to purchase up to an additional 169,575 shares of Series B Term Preferred Stock within 30 days of July 20, 2023.

The Series B Term Preferred Stock are expected to be listed on the New York Stock Exchange and to trade under the trading symbol “EICB”.

The Offering was made pursuant to an effective registration statement on Form N-2 (333-272168), filed with the Securities and Exchange Commission (the “Commission”).

In connection with the Offering, on July 25, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of 7.75% Series B Term Preferred Stock due 2028 (the “Certificate of Designation for the Series B Term Preferred Stock”), designating a total of 2,400,000 Series B Term Preferred Stock.

The foregoing description of the terms of the Underwriting Agreement and the Certificate of Designation for the Series B Term Preferred Stock are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the Certificate of Designation for the Series B Term Preferred Stock, copies of which are filed as Exhibits 1.1 and 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

Series B Term Preferred Stock

On July 25, 2023, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation for the Series B Term Preferred Stock, which designates a total of 2,400,000 as Series B Term Preferred Stock, with the following terms:

Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company’s affairs, holders of Series B Term Preferred Stock will be entitled to receive a liquidation distribution equal to the liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Dividends. The Company intends to pay monthly dividends on the Series B Term Preferred Stock at a fixed annual rate of 7.75% of the Liquidation Preference ($1.9375 per share per year) (the “Dividend Rate”). The Company’s board of directors may determine not to pay, or may be precluded from paying, such dividends if the board of directors believes it is not in the best interest of the Company’s stockholders or if the Company fails to maintain the asset coverage required by the Investment Company Act of 1940, as amended (the “1940 Act”). If the Company fails to redeem the Series B Term Preferred Stock as required on the Mandatory Redemption Date (as defined below) or fails to pay any dividend on the payment date for such dividend, the Dividend Rate will increase by 2% per annum until the Company redeems the Series B Term Preferred Stock or pays the dividend, as applicable. The Dividend Rate will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Cumulative cash dividends on each share of Series B Term Preferred Stock will be payable monthly, when, as and if declared, or under authority granted, by the Company’s board of directors out of funds legally available for such payment. With respect to the first dividend period, dividends of the shares of Series B Term Preferred Stock will be paid on August 31, 2023 to holders of record of such Series B Term Preferred Stock as their names appear on the Company’s registration books at the close of business on August 11, 2023.

Mandatory Term Redemption. The Company is required to redeem all outstanding shares of the Series B Term Preferred Stock on July 31, 2028 (the “Mandatory Redemption Date”) at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Mandatory Redemption Date.

The Company cannot effect any modification of or repeal its obligation to redeem the Series B Term Preferred Stock on the Mandatory Redemption Date without the prior unanimous approval of the holders of the Series B Term Preferred Stock.

Ranking. The Series B Term Preferred Stock will be senior securities that constitute capital stock. The Series B Term Preferred Stock will rank:

●	senior to shares of the Company’s common stock in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of the Company’s affairs;
●	equal in priority with all other series of preferred stock the Company has issued (including Series A Term Preferred Stock) or may issue in the future as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of the Company’s affairs; and
●	subordinate in right of payment to the holders of the Company’s existing and future indebtedness (including indebtedness under the Company’s credit facility with BNP Paribas).

Subject to the asset coverage requirements of the 1940 Act, the Company may issue additional series of preferred stock (or additional shares of the Series B Term Preferred Stock), but the Company may not issue additional classes of capital stock that rank senior or junior to the Series B Term Preferred Stock as to priority of payment of dividends or as to the distribution of assets upon dissolution, liquidation or winding-up of the Company’s affairs.

Optional Redemption. At any time on or after July 31, 2025, the Company may, in its sole option, redeem the outstanding shares of Series B Term Preferred Stock in whole or, from time to time, in part, out of funds legally available for such redemption, at the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Voting Rights. Except as otherwise provided in the Company’s certificate of incorporation or as otherwise required by law, (1) each holder of Series B Term Preferred Stock will be entitled to one vote for each share of Series B Term Preferred Stock held on each matter submitted to a vote of the Company’s stockholders and (2) the holders of all outstanding preferred stock, including the Series A Term Preferred Stock and the Series B Term Preferred Stock, and common stock will vote together as a single class; provided that holders of preferred stock (including the Series A Term Preferred and the Series B Term Preferred Stock) voting separately as a class, will be entitled to elect two (2) of the Company’s directors (the “Preferred Directors”) and, if the Company fails to pay dividends on any outstanding shares of preferred stock, including the Series B Term Preferred Stock, in an amount equal to two (2) full years of dividends, and continuing until such failure is cured, will be entitled to elect a majority of the Company’s directors. One of the Preferred Directors will be up for election in 2025, and the other Preferred Director will be up for election in 2026.

Holders of shares of the Series B Term Preferred Stock will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of the Series B Term Preferred Stock.

Transfer Agent and Paying Agent. Equiniti Trust Company, LLC (formerly, American Stock Transfer & Trust Company, LLC) will act as the transfer agent and registrar and redemption and paying agent in respect of the Series B Term Preferred Stock.

The foregoing description of the terms pertaining to the Series B Term Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation for the Series B Term Preferred Stock, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated July 20, 2023, by and among the Company, Eagle Point Income Management LLC, Eagle Point Administration LLC and Ladenburg Thalmann & Co. Inc.
3.1	Certificate of Designation of 7.75% Series B Term Preferred Stock due 2028.
5.1	Opinion of Dechert LLP
23.1	Consent of Dechert LLP (contained in the opinion to be filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Eagle Point Income Company Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Point Income Company Inc.

Date: July 26, 2023	By:	/s/ Thomas P. Majewski
Thomas P. Majewski
Chief Executive Officer